                     FOR:   International Speedway Corporation

                                                                                                  CONTACT:   Wes Harris
                                                                                                                          Director of Investor Relations
                                                                                                                         (386) 947-6465

FOR IMMEDIATE RELEASE
INTERNATIONAL SPEEDWAY COMPLETES SALE OF $300 MILLION OF SENIOR NOTES
-Company to Redeem Existing $225 Million Senior Notes Due 2004-

DAYTONA BEACH, FLORIDA - April 23, 2004 - International Speedway Corporation ("ISC") (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) today announced that it has closed on the private placement of $150 million 4.20 percent Senior Notes due 2009, and $150 million 5.40 percent Senior Notes due 2014 (collectively the New Notes).

The Company intends to use a substantial majority of the net proceeds from the transaction to redeem its existing $225 million 7.875 percent Senior Notes ("Old Notes") due October 15, 2004, including the payment of redemption premium and accrued interest.The remainder of the proceeds will be used to pay for fees and expenses related to the current offering and for general corporate purposes.

Formal notice of redemption to holders of the Old Notes is expected to be mailed on April 27, 2004, with a redemption date of May 28, 2004.

The New Notes have not been registered under the Securities Act of 1933 or any securities laws of any state or other jurisdiction and may not be offered or sold in the United States or any state or other jurisdiction absent registration or an applicable exemption from registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the New Notes.

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually.The Company owns and/or operates 12 of the nations major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; North Carolina Speedway in Rockingham; Darlington Raceway in South Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.Other track interests include an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name "Americrown."For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events.Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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